Exhibit 10.28

Services Agreement

Neogenix Oncology, Inc.

**	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated with brackets containing two asterisks “[ ** ]”. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Date: August 12, 2009

CONFIDENTIAL

SERVICES AGREEMENT

This Services Agreement (the “Agreement”) is made effective on August 17, 2009 (“Effective Date”),

by and between

Neogenix Oncology, Inc., 445 Northern Boulevard, Great Neck, New York 11021 (hereinafter called, “COMPANY”)

and

Selexis SA, 18 chemin des Aulx, 1228 Plan-les-Ouates, Geneva, Switzerland (hereinafter called, “Selexis”).

COMPANY and Selexis are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

Preamble

A.	COMPANY desires to engage Selexis in establishing cell lines useful for production of certain of COMPANY’s proprietary recombinant protein(s) encoded by cDNAs to be provided to Selexis by COMPANY.

B.	Selexis has expertise in the development of mammalian cell pools and cell lines for the production of recombinant proteins using the Selexis Technology (as defined below).

C.	Selexis and COMPANY desire for Selexis to employ such Selexis Technology to establish the production cell lines for COMPANY for scientific evaluation by COMPANY.

Date: August 12, 2009	2 of 39	Neogenix Oncology, Inc.

(Page numbering exclusive of Commercial License Agreement – Exhibit B)

Selexis SA

CONFIDENTIAL

Now, therefore, the Parties agree as follows:

1	Definitions

The following capitalized terms, whether used in the singular or plural, shall have the following meanings as used in this Agreement, unless otherwise specifically indicated:

1.1.	“Affiliate” means any person or entity that, as of the Effective Date, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Party specified. For purposes of this definition only, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through ownership of fifty percent (50%) or more of the voting securities of such Person, by contract or otherwise. A person shall only be considered an Affiliate for so long as such control exists.

1.2.	“Agreement” shall mean as defined on page 2, first paragraph.

1.3.	“COMPANY Cell Line” means any mammalian cell line that is developed by Selexis using the Selexis Technology and Selexis Know-How, that incorporates [ ** ] and that is useful for the production of NPC-1C. COMPANY Cell Lines include, without limitation, the clonal cell lines as part of the Deliverables.

1.4.	“Confidential Information” shall mean and include but not be limited to any technical and business information pertaining to materials and production techniques, products, processes and services, including without limitation relating to physical working models and samples of the products, research, development, patentable and unpatentable inventions, manufacturing, purchasing and product development plans, forecasts, strategies and information, engineering, marketing, merchandising, selling, customer lists, customer prospects, software codes, algorithms, names and expertise of employees and consultants, blueprints, technical information, trade secrets or know how or other related proprietary business information and data, in any case whether such information is provided in tangible or intangible form, written, oral, graphic, pictorial or recorded form or stored on computer discs, hard drives, magnetic tape or digital or any other electronic medium if it is labeled or declared “Confidential” or if a party may reasonably assume that the information received must be treated confidential. Confidential Information shall also include any information or documents the Recipient received in confidence from a third party that are subject to similar covenants as those contained in this Agreement.

1.5.	“Deliverables” means the deliverables as described in the “Deliverable” section of each of the three modules of the Proposal.

1.6.	“Derivative” means any progeny, derivative, part or fragment of any material or information.

1.7.	“NPC-1C” means COMPANY’s proprietary recombinant protein known as NPC-1C, and any variant, homolog, Derivative, fragment or fusion thereof.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Date: August 12, 2009	3 of 39	Neogenix Oncology, Inc.

(Page numbering exclusive of Commercial License Agreement – Exhibit B)

Selexis SA

CONFIDENTIAL

1.8.	“Patent Rights” shall mean the rights and interests in and to issued patents and pending patent applications (which for purposes of this Agreement shall be deemed to include certificates of invention, applications for certificates of invention and priority rights) in any country in the Territory, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof.

1.9.	“Person” shall mean any an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization, or any other entity or a government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

1.10.

“Proposal” means Proposal STR_2009 45632vD entitled “Generation Of High-Performance Cell Line Using Selexis Sure Cell Line DevelopmentSM Platform And Selexis Genetic Elements™”, which has been agreed upon by the Parties, attached to this Agreement as Exhibit A and incorporated herein.

1.11.	“Product” means a product containing NPC-1C as one of its active ingredients and manufactured using a COMPANY Cell Line.

1.12.	“Research Material” means the research material provided by COMPANY to Selexis pursuant to this Agreement, including without limitation, [ ** ] as well as any Derivatives thereof, and any other materials described in the Proposal and provided by COMPANY to Selexis.

1.13.	“Selexis Know-How” means all know-how embodying Selexis Technology.

1.14.	“Selexis Patents” means all patent applications and patents that (i) are owned or controlled by Selexis, (ii) are necessary or useful for the propagation, use, construction or development of COMPANY Cell Lines or the use, manufacture and purification of NPC-1C and/or the Product, and (iii) are existing as of the Effective Date or obtained thereafter during the term of this Agreement, including all patents that claim priority of such patent rights and any and all divisions, continuations, continuations-in-part, extensions, substitutions, re-examinations, renewals, and supplementary protection certificates arising therefrom or issued thereon.

1.15.	“Selexis Technology” means Selexis’ proprietary SURE Cell Line Development platform, which includes all Technology owned or controlled by Selexis based on or relating to the use of Selexis’ proprietary Genetic Elements (SGEs, about 3 Kb) to control the dynamic organization of chromatin.

1.16.	“Technology” means all inventions (whether or not patentable or patented) and intellectual property rights therein, including without limitation, Patent Rights, know-how, trade secrets, copyrights, trademarks, designs, concepts, registered and unregistered design rights, data, work product, results, reports, improvements, business and research plans, analytic methods and results, experimental methods and results, manufacturing processes, developments, technologies, technical information, composites of genes and gene constructs, cell lines, manuals, standard operating procedures, instructions and specifications.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Date: August 12, 2009	4 of 39	Neogenix Oncology, Inc.

(Page numbering exclusive of Commercial License Agreement – Exhibit B)

Selexis SA

CONFIDENTIAL

1.17.	“Third Party” means a person or entity other than Selexis, COMPANY or an Affiliate of Selexis or COMPANY.

Date: August 12, 2009	5 of 39	Neogenix Oncology, Inc.

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Selexis SA

CONFIDENTIAL

2	Scope of Work

2.1.	Standard of Performance. Selexis shall perform the services described in the Proposal (such services, the “Services”) in accordance with the terms and conditions of this Agreement and in compliance with all applicable laws and regulations. Selexis shall perform the Services in a professional manner using due care and according to generally accepted scientific and industrial standards. Selexis shall perform the Services using development methods and techniques and record keeping practices that are reasonably necessary to make any COMPANY Cell Lines suitable for cGMP manufacture.

2.2.	Deliverables. Selexis shall deliver to COMPANY the Deliverables in a timely manner as outlined in the Proposal. Shipment of the Deliverables shall be at COMPANY’s expense. Selexis shall procure adequate insurance to cover any loss during shipment, at COMPANY’s expense. Prior to shipping any Deliverables to COMPANY, COMPANY shall provide Selexis with written instructions specifying the method, including the COMPANY-selected carrier, for delivery. COMPANY undertakes and agrees that it will not make any use of the COMPANY Cell Lines (other than as permitted in accordance with this Agreement, including without limitation, to perform tests to evaluate if the COMPANY Cell Lines meet the criteria as per Proposal) without having been granted a respective license from Selexis.

2.3.	Changes to Scope of Work. Any work to be performed by Selexis, which constitutes alternative or additional work to the Services already described in the Proposal, requires a prior written amendment to this Agreement signed by both Parties. Such amendment shall specifically list in detail such alternative or additional work to be performed by Selexis and the timeline for completion of such work, as well as any increase or decrease of fees and/or pass-through-costs to be paid by COMPANY as a result of such amendment to be agreed upon by the Parties in good faith. Upon executing such written amendment, such additional work shall be deemed included within “Services” and subject to the standards of performance described in this Agreement.

2.4.	Subcontracting. Selexis may not assign or delegate to any subcontractor any of Selexis’ obligations under this Agreement, unless COMPANY has given its prior written consent thereto.

Date: August 12, 2009	6 of 39	Neogenix Oncology, Inc.

(Page numbering exclusive of Commercial License Agreement – Exhibit B)

Selexis SA

CONFIDENTIAL

3	Documentation

3.1.	Record Keeping. Selexis shall maintain records in sufficient detail and in accordance with International Conference on Harmonization Guidelines and as will properly reflect, and will document in a manner appropriate for purposes of filing regulatory filings for Products with applicable regulatory authorities in [ ** ], supporting the filing of potential patent applications, all work done and results achieved in the performance of the work hereunder (including all data in the form required under any applicable governmental regulations). Subject to Article 9 hereof, Selexis shall provide COMPANY the right to inspect and copy such records to the extent reasonably required for the performance of its obligations under this Agreement; provided, that, COMPANY agrees to not use such records or information except to the extent otherwise permitted by this Agreement.

3.2.	Reports. Selexis shall prepare a comprehensive, final cell line development report as described in the “Deliverable” section of Module THREE - Establishment of High Performance Clonal Cell Line Expressing NPC-1C in the Proposal which report shall contain information sufficient for COMPANY to file regulatory filings for a Product with applicable regulatory authorities in [ ** ]. For the avoidance of doubt, and without limiting the foregoing, such report shall describe in reasonable detail the [ ** ], and all other information and data generated in performance of the Services which is necessary or useful for the intended use of the COMPANY Cell Lines. The Company shall own the report.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Date: August 12, 2009	7 of 39	Neogenix Oncology, Inc.

(Page numbering exclusive of Commercial License Agreement – Exhibit B)

Selexis SA

CONFIDENTIAL

4	Research Material

4.1.	Provision of Research Material. In order for Selexis to perform the Services, COMPANY shall provide to Selexis, and will continue to provide Selexis hereunder, certain Research Materials. Selexis names the following individual who will be responsible for receipt, storage, use and possible destruction of the Research Material: Ms Regine Brokamp, Tel/Fax: +41 22 308 9364 / +41 22 308 9360.

4.2.	Use of Research Material by Selexis. Selexis shall use the Research Material solely to perform the Services and for no other purpose, and Selexis shall store and use the Research Material in accordance with all applicable laws and regulations. Selexis shall use best efforts to keep the Research Materials secure and safe from loss, damage, theft, misuse and unauthorized access. Selexis shall not analyze or reverse engineer the Research Material in any manner.

4.3.	Transfer of Research Material. Selexis shall not distribute the Research Material to any Affiliate or Third Party, and shall not use the Research Material for any research or commercial purpose other than to perform the Services. Selexis agrees to not knowingly export or re-export any technical data or materials furnished to it under this Agreement, any part thereof or any direct product thereof, directly or indirectly, without first obtaining permission to do so from the U.S. Department of Commerce, the U.S. Food and Drug Administration and/or other appropriate governmental agencies, into Afghanistan, the People’s Republic of China, South Africa, Namibia, or any of those countries listed from time-to-time in supplements to Part 370 to title 15 of the Code of Federal Regulations in Country Groups Q, S, W, Y or Z.

4.4.	Notification. Selexis shall disclose in writing and make available to COMPANY the material Derivatives of the Research Material that are generated by Selexis’ performance of the Services.

4.5.	No Warranty. Selexis understands that the Research Material is experimental in nature and may have hazardous properties, and Selexis agrees that it shall use the Research Material in strict accordance with the Proposal and with COMPANY’s written instructions and that Selexis shall not use the Research Materials in humans or animals. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, COMPANY DOES NOT MAKE ANY REPRESENTATION OR WARRANTY TO SELEXIS OF ANY NATURE, EXPRESS OR IMPLIED, THAT THE RESEARCH MATERIAL WILL BE USEFUL FOR, OR ACHIEVE ANY PARTICULAR RESULTS AS A RESULT OF ANY USE THEREOF BY SELEXIS PURSUANT TO THIS AGREEMENT AND COMPANY HEREBY DISCLAIMS ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

Date: August 12, 2009	8 of 39	Neogenix Oncology, Inc.

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Selexis SA

CONFIDENTIAL

4.6.	Ownership. The Research Material is owned by COMPANY and will continue to be owned by COMPANY after COMPANY provides such Research Material to Selexis. COMPANY remains entitled to distribute the Research Material to other parties and to use such Research Material for COMPANY’s own purposes. The transmittal of the Research Material does not constitute the grant or transfer of a license or other right by COMPANY to Selexis in the Research Material for any purpose other than that expressly stated above. It is understood that any and all existing proprietary rights, including but not limited to patent rights, trademarks and proprietary rights, in and to the Research Material shall be and remain with COMPANY, and nothing contained in this Agreement shall be deemed to grant, either directly or by implication, estoppel or otherwise, any right or license to any intellectual property rights owned by COMPANY.

Date: August 12, 2009	9 of 39	Neogenix Oncology, Inc.

(Page numbering exclusive of Commercial License Agreement – Exhibit B)

Selexis SA

CONFIDENTIAL

5	Payment Terms, Pricing and Delivery

5.1.	Fees. The fees payable to Selexis for the Services to be performed are set forth in the “Pricing & Payment Terms” section of the Proposal.

5.2.	Pass-Through-Costs. In addition to the fees payable to Selexis, COMPANY shall reimburse Selexis for any “pass-through-costs” with a mark-up of [ ** ]. Selexis shall provide COMPANY with monthly invoices detailing the pass-through-costs.

5.3.	Payments. For the Services performed by Selexis and for the pass-through-costs incurred by Selexis, COMPANY shall make any payments due hereunder not later [ ** ] days after COMPANY’s receipt of an invoice from Selexis for such Services.

5.4.	Mechanism of Payment. The payments due to Selexis under this Agreement shall be made by wire transfer or electronic fund transfer to the credit and account of Selexis as follows:

Bank Name:

Account:	**

To:	Selexis S.A. 18 chemin des Aulx 1228 Plan-les-Ouates Geneva, Switzerland

5.5.	Final Invoice. Upon termination of this Agreement Selexis shall provide COMPANY with a final invoice summarizing all fees for Services performed and pass-through-costs incurred by Selexis in accordance with the Proposal.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Date: August 12, 2009	10 of 39	Neogenix Oncology, Inc.

(Page numbering exclusive of Commercial License Agreement – Exhibit B)

Selexis SA

CONFIDENTIAL

6	Taxes

6.1.	General. All Taxes levied on account of any payment made by COMPANY to Selexis pursuant to this Agreement (other than taxes on income, gains or profits levied against Selexis by any competent Swiss tax authority) will be the responsibility of and shall be paid by [ ** ] To the knowledge of Selexis, the payments to be made by the COMPANY to Selexis under this Agreement are not subject to Swiss V.A.T., sales tax or gross receipts tax, and Selexis will not pay any such taxes absent a change in law requiring such payments or a Swiss government audit that finally determines such liability.

6.2.	Character of Payments. The Parties agree that, for purposes of determining the applicability of any Taxes, the payments to be made under this Agreement constitute payments for tangible property and licensure of intellectual property. However, in the event that the governing tax authority (“Tax Authority”) recharacterizes such payment, any additional taxes (other than taxes on income, gains or profits levied against Selexis by any competent Swiss tax authority) that may be applied (including any interest and penalties that may be unpaid) shall be the responsibility of [ ** ].

6.3.	Withholding by COMPANY

a) All payments by COMPANY hereunder shall be made [ ** ] required to be withheld on amounts payable under this Agreement shall promptly be paid by [ ** ].

b) Selexis shall use its reasonable best efforts to claim any Swiss tax credits that may be used to offset all or a portion of a payment that the Company may owe under this Section 6.3(a). The Parties shall do all such lawful acts and things and sign all such lawful deeds and documents as either Party may reasonably request from the other Party to enable Selexis and COMPANY or its Affiliates or sublicensees to take advantage of any applicable legal provision or any double taxation treaties with the object of Selexis’ enjoyment of full tax credit for amounts deducted or withheld by COMPANY pursuant to paragraph (a). In the event that Selexis is not able to fully enjoy the tax credit in its jurisdiction for amounts so deducted or withheld even after Selexis completed the necessary procedures under any applicable legal provision or any double taxation treaties, [ ** ] shall pay the differences between [ ** ].

(c) Notwithstanding any other provision in this Agreement, no indemnity under this Section 6 shall arise for United States withholding tax, and [ ** ].

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Date: August 12, 2009	11 of 39	Neogenix Oncology, Inc.

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Selexis SA

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7	Representations, Warranties, and Covenants

7.1.	Corporate Power. Each Party hereby represents and warrants that such Party is duly organized and validly existing under the laws of the state (or country or other jurisdiction, as the context requires) of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

7.2.	Due Authorization. Each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate actions.

7.3.	Binding Agreement. Each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy.

7.4.	No Conflicts. Each Party hereby represents and warrants that the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any applicable law or regulation of any court, governmental body or administrative or other agency having authority over it.

7.5.	Additional Warranties by Selexis. Selexis hereby warrants, represents and covenants to COMPANY that:

7.5.1.	To the best of Selexis’ knowledge, as of the Effective Date, there are no Third Party intellectual property rights that may be asserted against Selexis or COMPANY claiming that the use by Selexis or COMPANY of the Selexis Technology, Selexis Patents or Selexis Know-How under this Agreement constitutes an infringement thereof;

7.5.2.	As of the Effective Date, there is no pending litigation which alleges that the use of Selexis Technology or Selexis Know-How has infringed or misappropriated any of the intellectual property of any Third Party, and Selexis has not received any claim that the use of Selexis Technology or Selexis Know-How infringes on any intellectual property rights of a Third Party or a request or demand from any Third Party for the licensing of any intellectual property rights of such party in connection with the practice of the Selexis Technology;

7.5.3.	Selexis is the owner of or controls the Selexis Technology, Selexis Patents and Selexis Know-How and to the best of its knowledge has the right to grant COMPANY the rights granted COMPANY under this Agreement, and will not during the term of this Agreement, grant any rights to any Third Party that would adversely affect the rights granted to COMPANY under this Agreement;

Date: August 12, 2009	12 of 39	Neogenix Oncology, Inc.

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Selexis SA

CONFIDENTIAL

7.5.4.	As of the Effective Date, the Selexis Technology, Selexis Patents and Selexis Know-How are free and clear of any encumbrance, lien, mortgage, charge, or to Selexis’ best knowledge restriction or liability of any kind whatsoever, whether equitable or legal, that would conflict with or impair the rights granted to COMPANY under this Agreement;

7.5.5.	As of the Effective Date, none of the Selexis Patents are involved in any interference or opposition proceeding, and Selexis has not received any request, demand or notice from any Third Party threatening or disclosing such a proceeding with respect to any of the Selexis Patents; and

7.5.6.	As of the Effective Date, Selexis has not received any statement or assertion that (i) any claim in any of the Selexis Patents is, or may be or become rendered, invalid or unenforceable, (ii) any Third Party is aware of any basis as to the future potential invalidity or unenforceability of any claim of any of the Selexis Patents, or (iii) any Selexis Patents do not list all required inventors.

7.5.7.	All Deliverables and replacement materials that Selexis provides to COMPANY under this Agreement shall have the characteristics described in the applicable reports provided by Selexis to COMPANY and such Deliverables and replacement materials shall be free of mycoplasma, fetal bovine serum and all other pathogenic contamination.

7.6.	Additional Warranties by COMPANY. COMPANY hereby warrants, represents and covenants to Selexis that, to the best of its knowledge:

7.6.1.	COMPANY is in possession of all rights and title to the DNA sequence which is expressed by the Cell Line and there are no Third Party intellectual property rights that may be asserted against Selexis claiming that Selexis was or is directly infringing or is helping and abeiting COMPANY to infringe upon such Third Party’s rights.

7.6.2.	As of the Effective Date, there is no pending litigation which alleges that the use of the DNA sequence expressed by the Cell Line has infringed or misappropriated any of the intellectual property rights of any Third Party, and COMPANY has not received any claim that the use thereof infringes on any intellectual property rights of a Third Party or a request or demand from any Third Party for the licensing of any intellectual property rights of such party in connection with the use of the DNA sequence expressed by the Cell Line;

7.7.	Timeliness Covenant. Selexis shall use all reasonable endeavours to perform the Services in compliance with the specifications and timelines set forth in the Proposal. However, Selexis does not give any other assurance as to the timing of the Services. Selexis shall promptly inform COMPANY in writing if Selexis becomes aware of any potential delay in such timing, and specify the reasons related to such potential delay.

Date: August 12, 2009	13 of 39	Neogenix Oncology, Inc.

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Selexis SA

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7.8.	No Guarantee of Success. Selexis shall perform the Services in accordance with the standards described in Section 2.1. Except for Selexis’ performance of the Services in accordance with Sections 2.1 and 7.7, Selexis does not give any assurance or warranty as to any particular results or success of performing the Services.

7.9.	Notification. Selexis shall notify COMPANY during the term of this Agreement, if:

7.9.1.	Any Selexis Patents become involved in any interference or opposition proceeding, or Selexis receives any request, demand or notice from any Third Party threatening or disclosing such a proceeding with respect to any Selexis Patents; or

7.9.2.	Selexis receives any statement or assertion that (i) any claim in any Selexis Patents is, or may be or become rendered, invalid or unenforceable, (ii) any Third Party is aware of any basis as to the future potential invalidity or unenforceability of any claim of any Selexis Patent, or (iii) any Selexis Patents do not list all required inventors.

7.10.	Disclaimer of Warranties by Selexis. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELEXIS DOES NOT MAKE ANY REPRESENTATION OR WARRANTY TO COMPANY OF ANY NATURE, EXPRESS OR IMPLIED, THAT THE SELEXIS TECHNOLOGY WILL BE USEFUL FOR, OR ACHIEVE ANY PARTICULAR RESULTS AS A RESULT OF ANY USE THEREOF BY SELEXIS OR BY COMPANY PURSUANT TO ANY LICENSE GRANTED TO COMPANY UNDER THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELEXIS SPECIFICALLY DISCLAIMS ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

Date: August 12, 2009	14 of 39	Neogenix Oncology, Inc.

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Selexis SA

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8	Liability and Indemnification

8.1.	Indemnification by Selexis. During the term of this Agreement and thereafter, Selexis hereby agrees to save, defend and hold COMPANY, its Affiliates, and their respective officers, directors, employees, consultants and agents harmless from and against any and all liability, damage, loss or expense (collectively, “Losses”) resulting directly or indirectly from (i) any material breach (or with respect to a claim by a Third Party, any alleged breach) of Selexis’ representations, warranties, and covenants set forth in this Agreement, or (ii) Third Party claims resulting from the practice of licensed rights by COMPANY in accordance with this Agreement, except to the extent that such Losses result from the gross negligence or intentional misconduct of COMPANY, its Affiliates, and their respective officers, directors, employees, consultants and agents. In the event COMPANY seeks indemnification under this Section 8.1, COMPANY shall (a) notify Selexis of a claim as soon as reasonably practicable after it receives notice of the claim, (b) provided that Selexis is not contesting the indemnity obligation, permit Selexis to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) , provided further that Selexis shall act reasonably and in good faith with respect to all matters relating to the settlement or disposition of any claim as the settlement or disposition relates to parties being indemnified under this Article 8, and (c) cooperate as requested (at Selexis’ expense) in the defense of the claim; but provided always that Selexis may not settle any such claim or otherwise consent to an adverse judgment or order in any relevant action or other proceeding or make any admission as to liability or fault without the prior express written permission of COMPANY.

8.2.	Indemnification by COMPANY. During the term of this Agreement and thereafter, COMPANY hereby agrees to save, defend and hold Selexis and its officers, directors, employees, consultants and agents harmless from and against any and all Losses resulting directly or indirectly from Third Party claims resulting from personal injury or damage to property caused by NPC-1C, the Research Material or the Licensed Products (including breach of the warranty pursuant to clause 7.6), except to the extent that (i) COMPANY is indemnified by Selexis in respect of those Losses pursuant to Section 8.1 or (ii) such Losses result directly or indirectly from (1) the gross negligence or intentional misconduct of Selexis, (2) Selexis’ failure to comply with applicable law, regulations or generally accepted scientific and industrial standards, or (3) such indemnitees’ grossly negligent or wilful mishandling of NPC-1C, the Research Material or the Products. In the event Selexis seeks indemnification under this Section 8.2, Selexis shall notify COMPANY of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit COMPANY to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at COMPANY’s expense) in the defense of the claim.

Date: August 12, 2009	15 of 39	Neogenix Oncology, Inc.

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Selexis SA

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8.3.	Refund. [ ** ].

8.4.	No Incidental or Consequential Damages. Except for any breach of the confidentiality obligations described in Section 9, in no event shall either Party be responsible for any incidental or consequential damages including but not limited to lost profits or opportunities; provided that the foregoing shall in no event limit a Party’s indemnification obligation under Section 8.1 or Section 8.2.

8.5.	Limitation of Liability. Except for any breach of the confidentiality obligations described in Section 9, Selexis liability to COMPANY pursuant to this Agreement, whether in contract or in tort shall in no event exceed [ ** ].

8.6.	Insurance. COMPANY shall obtain and maintain, during the term of this Agreement and for [ ** ] years thereafter so long as any Product is being used in a human clinical trial or commercialized, product liability insurance in respect of any Products with a reputable and solvent insurance provider [ ** ]. Such liability insurance shall insure against [ ** ]. COMPANY shall provide Selexis with written proof of the existence of such insurance upon Selexis’ reasonable written request.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Date: August 12, 2009	16 of 39	Neogenix Oncology, Inc.

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Selexis SA

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9	Confidentiality

9.1.	Nondisclosure and Non-Use. During the term of this Agreement and for [ ** ] years thereafter, each of Selexis and COMPANY shall keep Confidential Information of the other Party confidential and shall not (i) use the other Party’s Confidential Information for any use or purpose not expressly permitted under this Agreement, and (ii) disclose the other Party’s Confidential Information to anyone other than those of its agents, employees, and consultants who need to know such Confidential Information for the execution of the Services or for a use or purpose expressly permitted under this Agreement. Any agent, employee or consultant who receives Confidential Information pursuant to clause (ii) in the foregoing sentence shall be bound by written obligations of confidentiality and non-use with respect to the Confidential Information that are no less stringent than the obligations set forth in this Agreement.

9.2.	Exceptions. The confidentiality and non-use obligations set forth in Section 9.1 shall not apply to Confidential Information that the recipient Party can establish by written records (i) was in the recipient Party’s possession or known to recipient Party (as shown by its written records) prior to its receipt from the other Party; (ii) is generally available to the public other than as a result of a previous breach of this confidentiality undertaking by recipient Party or (iii) was legally received from a Third Party under no obligation of confidentiality with respect to such information whether to the disclosing Party or another party and authorized to make such disclosure.

9.3.	Authorized Disclosure. Either Party may disclose Confidential Information of the other Party to the extent necessary to comply with applicable law, regulation or court order, provided that such Party shall provide copies of the disclosure reasonably in advance of such filing or other disclosure for the other Party’s prior review and comment, and such other Party shall provide its comments as soon as practicable.

9.4.	Publication. Selexis shall not publish any findings, data or results arising from any Services performed hereunder or the use of any Research Material unless COMPANY has given its prior written consent to such publication.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Date: August 12, 2009	17 of 39	Neogenix Oncology, Inc.

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9.5.	Publicity. Except as otherwise required by applicable law or regulation, and only after compliance with this Section 9.5, neither Party shall issue a press release or make any other disclosure of the existence of or the terms of this Agreement, or otherwise use the name or trademarks or products of the other Party or the names of any employee thereof, without the prior written approval of such press release or disclosure by the other Party. However if, in the reasonable opinion of such Party’s counsel, a public disclosure shall be required by applicable law, regulation, or court order, including without limitation in a filing with the United States or Europe Securities and Exchange Commission or the United States Food and Drug Administration or the European Medicines Agency, the disclosing Party shall [ ** ]. No disclosure permitted by this Section 9.5 shall contain [ ** ].

9.6.	Use of Name. No right, express or implied, is granted to either Party by this Agreement to use in any manner any trademark or trade name of the other Party including the names “COMPANY” and “Selexis” without the prior written consent of the owning Party. For the avoidance of doubt, Selexis shall not use the name of COMPANY in any publication without the prior written consent of COMPANY.

9.7.	The provisions of this Article 9 are necessary for the protection of the business and goodwill of the Parties and are considered by the Parties to be reasonable for such purpose. Each Party agrees that any breach of this Agreement by it or its Affiliate may cause the other Party substantial and irreparable harm and, therefore, in the event of any such breach, in addition to other remedies that may be available to the disclosing Party, the disclosing Party shall have the right to seek specific performance and other injunctive and equitable relief.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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10	Intellectual Property Rights

10.1.	Ownership of Existing Technologies. COMPANY shall retain all right, title and interest in and to COMPANY’s Technology and COMPANY’s Confidential Information, including without limitation, NPC-1C genes and NPC-1C gene products, the Research Materials and all Records, and no right, title or interest therein is transferred or granted to Selexis under this Agreement except for use in performing Services hereunder and for no other purpose. Without limiting the foregoing, COMPANY shall be the sole owner of all Patent Rights, all trade secret rights, all know-how and any other intellectual property rights in the COMPANY’s Technology, including the sole and exclusive right to exclude others from making, using, selling, offering for sale or importing the COMPANY’s Program Technology or any products that consist of, incorporate or are directly derived from any COMPANY’s Technology. Selexis shall retain all right, title and interest in and to Selexis’ Technology and Selexis’ Confidential Information and, except as expressly set forth in this Agreement, no right, title or interest therein is transferred or granted to COMPANY under this Agreement except for the right to use the Deliverables.

10.2.	Inventions. Any and all information, know-how, data, results, new procedures, formulae and any other tangible or intangible objects, whether patentable or not, (i) arising out of the conduct of the Services or generated or derived from, or incorporating or obtained by the use of, any of the Research Material or COMPANY’s Confidential Information and (ii) that are not Selexis Inventions (collectively, the “COMPANY Inventions”), shall be owned by COMPANY. Selexis shall own all improvements to the Selexis Technology that: (a) relate solely to cell engineering processes (e.g., gene insertion and expression in mammalian cells) or cell culture processes (e.g., protein isolation and purification); and (b) do not relate specifically to the Research Material or the COMPANY Cell Line (collectively, the “Selexis Inventions”). For clarity, COMPANY Inventions shall include without limitation the COMPANY Cell Lines and other Deliverables and COMPANY shall own the same subject to the Evaluation License described in Section 10.3. In case of a dispute between the Parties over inventorship, it shall be resolved by independent patent counsel, not otherwise engaged by either of the Parties, selected by the Parties. Expenses of such independent patent counsel shall be [ ** ]. Selexis hereby assigns to COMPANY all right, title and interest it may have in any COMPANY Inventions. COMPANY shall be the sole owner and applicant of any Technology related to such COMPANY Inventions and will be responsible for the filing, prosecuting and maintenance of any patents and patent applications on any such COMPANY Inventions. COMPANY shall name the inventors on any such patents and patent applications according to applicable patent law. Selexis shall promptly notify COMPANY in writing of any COMPANY Inventions generated during the course of performing the Services by employees or consultants of either of Selexis or its Affiliates, alone or jointly

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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with employees or consultants of other parties or its Affiliates. Selexis hereby represents that its agents, employees, contractors and consultants have assigned to Selexis all rights, titles and interests in and to such COMPANY Inventions. COMPANY shall have the right to commercially exploit the COMPANY Inventions, to the extent not claiming the Selexis Technology or Selexis Know How, without any further obligations to Selexis.

10.3.	Evaluation License.

10.3.1.	Selexis hereby grants to COMPANY and its Affiliates a non-exclusive license, without the right to sublicense, under the Selexis Patents, Selexis Technology and Selexis Know-How to evaluate the Deliverables and to perform any necessary testing of the COMPANY Cell Line and supernatant for a period of one hundred twenty (120) days following the delivery of the last Deliverable to COMPANY (such license, the “Evaluation License”). Such testing of the COMPANY Cell Line and supernatant will include, but not be limited to, pre-clinical research involving the culture of the COMPANY Cell Line, purification of the recombinant protein and evaluation of that protein. Such Evaluation License does not entitle COMPANY or its Affiliates to undertake any additional clinical research, clinical development, manufacturing, commercialisation or any other use of the COMPANY Cell Line or supernatant provided by Selexis to COMPANY or to use the Selexis Technology for any other purpose than described in this Agreement

10.3.2.	With Selexis prior written consent not to be unreasonably withheld, COMPANY may grant sublicenses for a limited period of time not to exceed 120 days under the foregoing Evaluation License and transfer – to the extend required - the COMPANY Cell Lines and Selexis Know-How to Third Party contractors for the exclusive and limited right and use to evaluate the Deliverables and to perform the necessary testing of the COMPANY Cell Line and the recombinant antibodies thereto from the Selexis Material supernatant.

10.3.3.	COMPANY shall be responsible for any breach of this Section 10.3 by any COMPANY Affiliate, consultant, agent or third party contractor to whom the COMPANY Cell Line or the Selexis Technology was made available by COMPANY.

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10.4.	COMPANY’s Option to Obtain a Commercial License. Selexis hereby grants to COMPANY and its Affiliates an exclusive option to obtain a non-exclusive, worldwide license, transferable (in accordance with its terms), with the right to sublicense through multiple levels of sublicensees, under the Selexis Patents, Selexis Technology and Selexis Know-How, any COMPANY Cell Lines, and/or any Products, to (i) propagate, have propagated, use, have used, import and have imported any COMPANY Cell Lines, (ii) make, have made, manufacture, have manufactured, purify and have purified the recombinant antibody derived from the COMPANY Cell Lines, and (iii) research, develop, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import and have imported any Products, in the form attached as Exhibit B hereto. COMPANY may exercise the foregoing option at any time during the term of this Agreement and until the date which is [ ** ]. If COMPANY exercises the option, the Parties shall negotiate in good faith the terms of a definitive commercial license agreement containing terms that are no less favorable to COMPANY than the terms described in Exhibit B of the Proposal. If COMPANY does not exercise its option to obtain a commercial license or if the Parties cannot agree on the detailed terms and conditions of a commercial license within [ ** ] following the exercise of the option, then in such event, COMPANY shall destroy or return to Selexis all remaining COMPANY Cell Lines and supernatant delivered to COMPANY by Selexis and send to Selexis a letter attesting to such actions signed by the head of Research & Development (or his/her equivalent) of COMPANY.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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11	Term and Termination

11.1.	Term. This Agreement is effective as of Effective Date and shall remain in force for the period of performing the Services by Selexis under this Agreement, unless earlier terminated as provided below.

11.2.	Termination for Cause, Force Majeure, and Bankruptcy. If either Party breaches any of the terms or conditions of this Agreement and such breach is not remedied, or the breaching Party has not initiated reasonable steps to remedy the breach to the non-breaching Party’s reasonable satisfaction, within [ ** ] days after receipt by the breaching Party of a written notice thereof from the non-breaching Party, then the non-breaching Party may terminate this Agreement upon notice to the breaching Party immediately after the expiration of the [ ** ] day period. Either Party may terminate this Agreement if the other Party is affected by an event of Force Majeure that lasts longer than [ ** ] days, which termination will be effective upon [ ** ] days written notice to the affected Party. In the event that either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act of has any such petition filed against it which is not discharged within [ ** ] days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.

11.3.	Termination by COMPANY. In addition to termination for cause as provided in Section 11.2, COMPANY may terminate this Agreement at any time and for any reason, by giving Selexis written notice thereof. In the event of such termination by COMPANY, COMPANY shall pay [ ** ].

11.4.	Effects of Expiration or Termination.

11.4.1.	Upon the expiration or termination of this Agreement, either Party shall return to the other Party (or, if so requested in writing, destroy and provide a certificate of destruction signed by the respective Party’s Head of Research and Development attesting to such destruction) all tangible embodiments, and render inaccessible or useless all electronic embodiments, of the other Party’s Confidential Information, Research Materials, Deliverables, and other items belonging to the other Party, except that either Party may retain one (1) copy of the other Party’s Confidential Information (but not Research Material) for legal archival purposes only. Selexis shall deliver a report to COMPANY of the results and other information achieved or generated by Selexis in the course of performing the Services up to the time of termination.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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11.4.2.	Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Termination or expiration of this Agreement for any reason shall be without prejudice to (a) the rights and obligations of the Parties provided in Articles 8 and 9, Sections 10.1, 10.2, and 11.4 and Article 12, all of which shall survive such termination, and (b) any other rights or remedies provided at law or equity which either Party may otherwise have against the other.

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12	Miscellaneous

12.1.	Assignment. [ ** ]. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 12.1 shall be null and void.

12.2.	Compliance with Governmental Obligations. Each Party shall comply, upon reasonable notice from the other Party, with all governmental requests directed to either Party and provide all information and assistance necessary to comply with the governmental requests.

12.3.	Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement, and may be executed through the use of facsimiles.

12.4.	Dispute Resolution. The Parties agree that in the event of a dispute between them arising from, concerning or in any way relating to this Agreement, the Parties shall undertake good faith efforts to resolve any such dispute in good faith with the matter being referred at the request of either Party to the General Counsel or Chief Financial Officer for each Party and, if remaining unresolved after [ ** ] days, then to the Chief Executive Officers of each Party (or their designees). If after [ ** ] days of the matter first being referred to the General Counsel the Parties are unable to resolve such dispute, either Party may seek any remedy available pursuant to Section 12.8 of this Agreement.

12.5.	Entire Agreement. This Agreement (including Exhibit A – the Proposal, Exhibit B – Commercial License Agreement attached hereto, which is incorporated herein by reference) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof, and constitutes and contains the complete, final, and exclusive understanding and agreement of the Parties with respect to the subject matter hereof, and cancels, supersedes and terminates all prior agreements and understanding between the Parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations conditions or understandings, whether oral or written, between the Parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties. For the avoidance of doubt, to the extent of any inconsistency between this Agreement and the Proposal, the terms of this Agreement shall govern and prevail.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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12.6.	Force Majeure. Neither Party shall be liable to the other for loss or damages for any default or delay attributable to any Force Majeure, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled, provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause; and provided further that if any Force Majeure delays or prevents the performance of the obligations of either Party for a continuous period in excess of [ ** ] days, the Party not so affected shall then be entitled to terminate this Agreement in accordance with Section 11.2. Such a termination notice shall be irrevocable, except with the consent of both Parties, and upon termination the provisions of Section 11.4 shall apply. For purposes of this Agreement, an event of “Force Majeure” means conditions beyond the control of the Party, including without limitation, an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of facilities or materials by fire, earthquake, storm or the like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).

12.7.	Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

12.8.	Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of France (without regard to the conflict of laws provision thereof). In the event a dispute occurs which cannot be settled amicably, both Parties agree to submit such dispute to arbitration. The arbitration shall be conducted in accordance with the rules of the Rules of the International Chamber of Commerce, (which Rules are deemed to be incorporated by reference into this Section), and which shall administer the arbitration and act as the appointing authority. Such arbitration shall be conducted in the English language. The number of arbitrators shall be three. The seat of arbitration shall be London., England. The Parties hereby irrevocably agree that a final judgment in any arbitration relating to this Agreement shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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12.9.	Independent Contractors. The relationship between Selexis and COMPANY created by this Agreement is one of independent contractors and neither Party shall have the power or authority to bind or obligate the other Party except as expressly set forth in this Agreement.

12.10.	Interpretation of Agreement. Article and other descriptive headings used in this Agreement are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement. Whenever the context so requires, the use of the singular shall be deemed to include the plural and vice versa.

12.11.	English Language. This Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

12.12.	Notices. All notices and other communications required by this Agreement shall be in writing in the English language and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other addresses for a Party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon written receipt thereof):

If to COMPANY, addressed to:

Andrew Bristol, PhD.
Vice-President, R&D
Neogenix Oncology, Inc.
9700 Great Seneca Highway
Rockville, MD 20850
240-314-0596, tel.
240-453-6208, fax
abristol@neogenix.us

With a copy to

Peter Gordon
Chief Financial Officer
Neogenix Oncology, Inc.
445 Northern Blvd. Suite 24
Great Neck, NY 11021
516-482-3848, fax

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If to Selexis, addressed to:

Selexis, S.A.
18 Chemin des Aulx
1228 Plan-les-Ouates
Geneva, Switzerland
Attention:	Accountant, Emmanuel Châtelain
With a copy to:	CEO, Igor Fisch, Ph.D.
Facsimile:	+41 22 308-9361

Notices shall be deemed to have been sufficiently given or made: (i) if by facsimile with confirmed transmission, when performed, and (ii) if by express courier upon receipt by the Party.

12.13.	Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of COMPANY and Selexis (and their permitted successors and assigns) and nothing in this Agreement (express or implied) is intended to or shall confer upon any Third Party any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

12.14.	Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by applicable law.

12.15.	Waiver. The failure on the part of a Party to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times hereafter.

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In Witness Whereof, the Parties, having read the terms of this Agreement and intending to be legally bound hereby, do hereby execute this Agreement.

Selexis SA	COMPANY

By:	By:

Signature:	Signature:

Place, Date:	Place, Date:

Name:	Igor Fisch	Name:	Andrew Bristol

Title:	Chief Executive Officer	Title:	Vice-President, Research & Development

By:	By:

Signature:	Signature:

Place, Date:	Place, Date:

Name:		Name:	Peter Gordon

Title:	Duly authorized	Title:	Chief Financial Officer

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EXHIBIT A

PROPOSAL STR_2009 45632vD

FOR

Neogenix Oncology, Inc

Prepared for:

Dr. Andrew Bristol

Vice-President, R&D

GENERATION OF

HIGH PERFORMANCE CLONAL CELL LINE

USING SELEXIS SURE CELL LINE DEVELOPMENTSM PLATFORM

AND SELEXIS GENETIC ELEMENTS™

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1.	Table of contents:

I	Project Overview	31

II	Selexis Project Management & Project Scope Changes	32

III	Project Plan	33

IV	Module ONE – Project Kick-off & Technology Transfer	34

V	Module TWO – Construction Selexis Genetic Element™ Vector Containing NEOGENIX Gene	35

VI	Module THREE – Establishment of High Performance Clonal Cell Line(s) (LD2)	36

VIII	Pricing	37

IX	Proposal Assumption and Excluded Costs	38

	ATTACHMENT 1.0 – Description of NEOGENIX Products	39

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Project Overview

Neogenix Oncology Inc. (NEOGENIX) has requested that Selexis SA (Selexis) rapidly develop high-performance clonal cell line(s) for the production of NEOGENIX Product using Selexis Genetic Elements™ (SGEs) and the Selexis SURE Cell Line(s) DevelopmentSM process. The goal of this program is the rapid development of a high-performance cell line and [ ** ] to NEOGENIX or a Contract Manufacturing Organization (CMO) for process development and manufacturing under cGMP.

As part of this program, Selexis [ ** ] the Selexis Genetic Elements™. This synthesis activity can be conducted during contract negotiations – saving precious time. Alternatively, Selexis can utilize NEOGENIX’s [ ** ] Selexis Genetic Elements™.

This proposal defines the timescales and the costs for the generation and delivery of a research cell bank for the top [ ** ] clonal cell lines [ ** ] and cell growth characteristics.

The Selexis work is broken out into the following modules:

•	Module ONE – Project Kick-off & Technology Transfer

•	Module TWO – Construction Selexis Genetic Element™ Vectors Containing NEOGENIX Gene

•	Module THREE – Establishment of High Performance Clonal Cell Line (LD2)

This proposal is valid for 60 days from date of issuance

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Selexis Project Management:

Once the Services Agreement has been executed, Selexis will form a project team under the control of a Selexis Project Manager. This person is responsible for the day-to-day management of the work program at Selexis and will be the main technical contact for NEOGENIX. The Selexis Project Manager will be responsible for facilitating the agreed upon communications plan (i.e., teleconferences, monthly reports, review meetings, etc.). The Services Agreement will incorporate the terms of this proposal and will govern the terms of the program described herein. This proposal is subject to the Services Agreement.

NEOGENIX will identify a primary point of contact [“Contact Person”] at NEOGENIX. The Selexis Project Manager will channel all communications, documents and reports to this Contact Person for appropriate distribution within NEOGENIX. As required, face-to-face meetings will be arranged with the approval of the Contact Person.

Project Scope Changes:

It is the nature of development programs that targets can change. Should NEOGENIX request Selexis complete work outside of the work described in this proposal, and should this change be reasonably deemed significant, written approval (e-mail or fax) will be required prior to initiation, such approval not to be unreasonably withheld or delayed. This additional work could impact the pricing of the project, and in such case, the parties will negotiate in good faith a reasonable price adjustment.

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Estimated Project Timeline

The outlined plan below reflects our current assessment of the development time required to complete the project.

Table 1: Development of High-Performance Clonal Cell Line (LD2)

Activity	[ ** ]		[ ** ]	[ ** ]	[ ** ]
Module ONE
Gene Synthesis by Third Party	[	** ].
Project Kick-off
Technology Transfer [ ** ] and data

Module TWO
[ ** ] Selexis SUREtech Expression Vectors™ [ ** ]

Module THREE
Development of High-Performance Clonal Cell Line(s) (LD2)					▶

Selexis is happy to transfer the production cell line to a NEOGENIX selected CMO. Selexis has relationships with the number of CMO’s – here is an example of a few with whom we can discuss publicly - Laureate Pharma, Xendo, Eden Biodesign and Diosynth.

Note: - Gray boxes ☐ represent variability in delivery timing due to [ ** ].

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.	Module ONE – Project Kick-off & Technology Transfer

Objective(s):

•	Establishment of project team and project communication plan

•	Rapid and effective transfer of NEOGENIX Technology

Est. Duration: ~ [ ** ]

Assumptions:

•	NEOGENIX will nominate single individual as point of contact at Neogenix

•	NEOGENIX will [ ** ]

•	Selexis will [ ** ]

•	Selexis will [ ** ]

Activities:

1.	Kick-off Meeting:

a.	Selexis and NEOGENIX will participate in a project kick-off telecom meeting organized by Selexis Project Manager.

b.	Selexis and NEOGENIX will review and agree upon [ ** ]

2.	Technology Transfer

a.	NEOGENIX will [ ** ]

b.	NEOGENIX will [ ** ]

c.	NEOGENIX will [ ** ]

d.	Selexis will [ ** ]

e.	NEOGENIX will [ ** ]

2.	Deliverable(s):

•	Selexis will provide and e-mail summary report of the technology and material transfer

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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II.	Module TWO – Construction Selexis SUREtech Expression Vectors™ Containing NEOGENIX NPC-1C Genes

Objective(s):

•	Construction of [ ** ] Selexis Genetic Elements (SGEs).

Est. Duration: ~ [ ** ]

Activities:

1.	[ ** ]

a.	[ ** ]

[ ** ]	[ ** ]
[ ** ]	[ ** ]

b.	[ ** ] Module THREE – “Establishment of High Performance Clonal Cell Line”

3.	Deliverable(s):

•	Selexis will forward to NEOGENIX a summary report for Module TWO.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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III.	Module THREE - Establishment of High Performance Clonal Cell Line

Objective(s):

•	Rapid development of high performance clonal cell Line(s) expressing Product

Est. Duration: ~ [ ** ]

Assumptions:

•	[ ** ]

•	[ ** ]

[ ** ] SURE Cell Line(s) DevelopmentSM Program

Activities:

1.	Selexis will [ ** ] Selexis SURE Cell Line Development protocols [ ** ]

2.	Selexis will [ ** ]

3.	Selexis will [ ** ]

4.	[ ** ]

5.	Selexis will [ ** ]

6.	Selexis will [ ** ]

7.	Selexis will [ ** ]

[ ** ]

8.	Selexis will [ ** ] Selexis SURE Cell Line Development protocols

9.	[ ** ]

10.	Selexis will [ ** ]

11.	Selexis will [ ** ]

12.	Selexis will [ ** ]

13.	Selexis will [ ** ]

14.	[ ** ]

4.	Deliverable(s):

•	Selexis will ship to NEOGENIX [ ** ]

•	Selexis will prepare and deliver to NEOGENIX a [ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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IV.	Pricing & Payment Terms

Products	Development of HP clonal cell lines, and all other deliverables in this proposal
NPC-1C	[ ** ]

Payment Schedule:

•	[ ** ]

•	[ ** ]

•	[ ** ]

Neogenix is also provided with an option to proceed with two additional cell line projects, starting on the same day, at a total price of [ ** ]. This option is available for 90 days following the execution of the original Cell Line Development Services Agreement:

[ ** ]

[ ** ]

[ ** ]

Important Note:

Within [ ** ] following NEOGENIX receipt of High-Performance clonal cell line NEOGENIX will need to decide on the following:

(1)	Execute a Research license with Selexis

(2)	Execute Manufacturing license with Selexis

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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V.	Proposal Assumptions and Excluded Costs

Proposal Assumptions:

•	The NEOGENIX [ ** ].

Excluded costs:

•	Expenses associated with pre-approved visits of Selexis’ personnel to NEOGENIX will be charged back to NEOGENIX as a pass through cost.

•	Any assay development activities.

•

Pre-approved third-party costs incurred by Selexis on behalf of NEOGENIX associated with the execution of the work described in this proposal. Such third party expenses will be paid by Neogenix at [ ** ].

•	Payments made to Selexis for work described in this proposal [ ** ].

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Date: August 12, 2009	38 of 39	Neogenix Oncology, Inc.

(Page numbering exclusive of Commercial License Agreement – Exhibit B)

Selexis SA

CONFIDENTIAL

ATTACHMENT 1.0

Description of NEOGENIX NPC-1

[ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Date: August 12, 2009	39 of 39	Neogenix Oncology, Inc.

(Page numbering exclusive of Commercial License Agreement – Exhibit B)

Selexis SA

CONFIDENTIAL

Exhibit B

COMMERCIAL LICENSE AGREEMENT

ENTERED INTO WITH

Neogenix Oncology, Inc.

C1907v1	1 of 31	Neogenix Oncology
Selexis SA

CONFIDENTIAL

This Commercial License Agreement (the “Agreement”) is made effective on _____________________ (the “Effective Date”),

by and between

Selexis SA, 18 chemin des Aulx, 1228 Plan-les-Ouates, Geneva, Switzerland SA (“Selexis”)

and

Neogenix Oncology, Inc., 445 Northern Blvd, Great Neck, NY 11201 (“COMPANY”).

BACKGROUND

Whereas, COMPANY is a biopharmaceutical company engaged in the research, development, manufacturing and sale of biopharmaceutical products; and

Whereas, Selexis is a biotechnology company engaged in the development and sale of recombinant cell lines based on proprietary technology (“Selexis Technology”, as defined further below); and

Whereas, Selexis is the owner of certain proprietary and confidential information and know-how (“Selexis Know-How”, as defined further below), and intellectual property (“Selexis Patent Rights”, as defined further below); and

Whereas, Pursuant to a Services Agreement dated ___________, 2009 (the “Services Agreement”) Selexis has developed certain recombinant cell lines for COMPANY (“Selexis Material”) based on Selexis Technology and proprietary material of the COMPANY, and COMPANY has evaluated such cell lines; and

Whereas, Selexis is willing to grant COMPANY, and COMPANY is willing to receive from Selexis, Selexis Know-How and Selexis Patent Rights and licenses thereto related to the Selexis Technology, on the terms and conditions set forth herein.

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Selexis SA

CONFIDENTIAL

AGREEMENT

Now, therefore, the Parties, intending to be legally bound hereby, do hereby agree as follows:

1	Definitions

The following capitalized terms, whether used in the singular or the plural, shall have the following meanings as used in this Agreement, unless otherwise specifically indicated:

1.1.	“Affiliate” shall mean any Person that, at the date of this Agreement, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Party specified. For the purposes of this definition, “control” shall mean the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through ownership of fifty percent (50%) or more of the voting securities of such Person, by contract or otherwise. A Person shall only be considered an Affiliate for so long as such control exists.

1.2.	“Agreement” shall mean as defined on Page 2, 1st paragraph.

1.3.	“Calendar Quarter” shall mean for each Calendar Year, each of the three month periods ending March 31, June 30, September 30 and December 31.

1.4.	“Calendar Year” shall mean the period commencing on January 1 and ending twelve (12) consecutive calendar months later on December 31.

1.5.	“Cell Line” shall mean a mammalian cell line that is developed using the Selexis Technology.

1.6.	“Clinical Trials” shall mean human studies designed to measure the safety and/or efficacy of the Product. Clinical Studies include Phase I Clinical Trials, Phase II Clinical Trials, and Phase III Clinical Trials.

1.7.	“Collaboration Partner” shall mean a Third Party with which COMPANY collaborates on the development of the production process and/or commercialization of a Product or to which COMPANY has granted a license for the development of the production process and/or commercialization of a Product.

1.8.	“Combination Product” shall mean any Products that are sold in any country in the form of a combination product containing a Product and (i) one or more other therapeutically active ingredients or (ii) one or more diagnostic device, material or components.

1.9.	“Combination Product/Services” shall mean any Products that are sold in any country in combination with any services.

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1.10.	“Combination Product Adjustment” shall mean the following:

1.10.1.	For a Combination Product: Net Sales for such Combination Product will be adjusted by [ ** ].

1.10.2.	For a Combination Product/Services: Net Sales for such Combination Product/Services will be adjusted by [ ** ].

1.11.	“Commercial License” shall mean as defined in Section 2.1.

1.12.	“Commercial License Option” shall mean as defined in Section 2.1.

1.13.	“Confidential Information” shall mean and include but not be limited to any technical and business information pertaining to materials and production techniques, products, processes and services, including without limitation relating to physical working models and samples of the products, research, development, patentable and unpatentable inventions, manufacturing, purchasing and product development plans, forecasts, strategies and information, engineering, marketing, merchandising, selling, customer lists, customer prospects, software codes, algorithms, names and expertise of employees and consultants, blueprints, technical information, trade secrets or know how or other related proprietary business information and data, in any case whether such information is provided in tangible or intangible form, written, oral, graphic, pictorial or recorded form or stored on computer discs, hard drives, magnetic tape or digital or any other electronic medium if it is labeled or declared “Confidential” or if a party may reasonably assume that the information received must be treated confidential. Confidential Information shall also include any information or documents the Recipient received in confidence from a third party that are subject to similar covenants as those contained in this Agreement.

1.14.	“Contractor” shall mean a Third Party contractor who: (i) develops the production or manufacturing process for Products or (ii) manufactures and supplies Products by using such production or manufacturing process.

1.15.	“Default” shall mean as defined in Section 7.2.

1.16.	“Defaulting Party” shall mean as defined in Section 7.2.

1.17.	“Develop” shall mean, with respect to a Product, all clinical and other activities undertaken to obtain Regulatory Approval of such Product in accordance with this Agreement, including, without limitation test method development and stability testing, toxicology, animal studies, formulation, process development, manufacturing, manufacturing scale-up, development-stage manufacturing, quality assurance/quality control development, statistical analysis and report writing, clinical trial design and operations, obtaining Regulatory Approvals, and regulatory affairs related to the foregoing. When used as a verb, “Developing” means to engage in Development and “Developed” shall have a corresponding meaning.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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CONFIDENTIAL

1.18.	“Effective Date” shall have the meaning as given on Page 2, 1st paragraph.

1.19.	“FDA” shall mean the United States Food and Drug Administration, or any successor agency.

1.20.	“First Commercial Sale” shall mean, with respect to any Product in any country, the first sale of such Product for value and for end-use or consumption by the general public in such country after Regulatory Approval as well as Pricing and Reimbursement Approval for such Product has been obtained in such country. For the avoidance of doubt, sales prior to receipt of all Regulatory Approvals and Pricing and Reimbursement Approvals necessary to commence regular commercial sales, so-called “treatment IND sales”, “named patient sales”, beta sales, sales to potential sublicensees for evaluation purposes, “compassionate use sales”, and sales for research or other non-commercial purposes shall not be construed as a First Commercial Sale.

1.21.	“Force Majeure” shall mean any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by the Party of any of its obligations hereunder.

1.22.	“COMPANY” shall mean as defined on Page 2, 1st paragraph.

1.23.	“IND” shall mean an Investigational New Drug Application for the Product filed with the FDA pursuant to 21 C.F.R. Part 312, or any comparable filing made with a Regulatory Authority in another country (including the submission to a competent authority of a request for an authorisation concerning a clinical trial, as envisaged in Article 9, paragraph 2, of European Directive 2001/20/EC).

1.24.	“Insolvent Party” shall mean as defined in Section 7.3.

1.25.	“Invention” shall mean any invention, idea, innovation, enhancement, improvement or feature, whether or not patentable or registrable, together with any intellectual property rights relating thereto (including without limitation Patent Rights, Know-How and rights in confidentiality and proprietary information).

1.26.	“Know-How” shall mean information in whatever form, including in any electronic, tangible or intangible medium, and includes information and materials relating to Inventions and other know-how, trade secrets, data (including amongst other things all data from pre-clinical and clinical studies and other studies intended for regulatory submission), results, formulae, DNA and amino acid sequence information and developments.

1.27.	“Licensed Field of Use” shall mean [ ** ].

1.28.	“Licensed Products” shall mean those listed in Exhibit 2.

1.29.	“Losses” shall mean as defined in Section 6.1.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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CONFIDENTIAL

1.30.	“Net Sales” shall mean the amount collected by COMPANY, its Affiliates and/or its sublicensees on account of sales of Product to Third Parties in the Territory, less the following deductions:

1.30.1.	sales, use or excise taxes and duties paid or allowed by the selling party and any other governmental charges imposed upon the production, importation, use or sale of the Products;

1.30.2.	bona fide trade, quantity and cash discounts allowed on Products;

1.30.3.	bona fide rebates,

1.30.4.	allowances or credits to customers on account of rejection or return of Product or on account of retroactive price reductions affecting the Product; and

1.30.5.	freight, postage and insurance costs, if they are included in the selling price for the product invoiced to Third Parties or if they are billed separately on an invoice, provided always that such deduction shall not be greater than the balance between the selling price actually invoiced to the Third Party and the standard selling price which would have been charged to such Third Party for such Product exclusive of freight and insurance in the respective country or in a comparable country.

1.30.6.	In the event that Products are sold in any country in the form of a Combination Product, the Net Sales for any such product shall be adjusted and computed pursuant to the Combination Product Adjustment in such country.

1.30.7.	In the event that Products are sold in any country in the form of a Combination Product/Services, the Net Sales for any such product shall be adjusted and computed pursuant to the Combination Product Adjustment in such country and shall be treated as “Net Sales” under this Agreement.

1.30.8.	In the event that Products are sold to a Third-Party distributor for purposes of resale by the distributor, the distributor shall be considered a Third Party, and not a sublicensee, for purposes of determination of Net Sales, regardless of whether the distributor has entered into any sublicense with COMPANY.

1.31.	“Non-Defaulting Party” shall have the meaning as given in Section 7.2.

1.32.	“Notice of Default” shall have the meaning as given in Section 7.2.

1.33.	“Party” shall mean Selexis or COMPANY, as the case may be; and “Parties” shall mean Selexis and COMPANY, collectively.

1.34.	“Patent Rights” shall mean any and all of the following: (i) patent applications (including provisional patent applications) and patents (including the inventor’s certificates); (ii) any substitution, extension (including patent term extensions and supplementary protection certificate), registration, confirmation, reissue, continuation, divisional, continuation-in-part, re-examination, renewal, patent of addition or the like thereof or thereto; (iii) any foreign counterparts of any of the foregoing; and (iv) any utility model applications and utility models (whether or not corresponding to any of the foregoing).

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CONFIDENTIAL

1.35.	“Person” shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization, or any other entity, or a government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

1.36.	“Phase I Clinical Trial” shall mean a clinical trial conducted in humans which is principally intended to obtain data on the safety, tolerability, pharmacokinetic or pharmacodynamic properties of a product. Phase I shall be deemed to have commenced when the first patient in the study has been treated. Phase I shall be deemed to have completed when the last patient has completed his or her treatment being investigated by that clinical trial as described in its protocol, the database is locked, and data from all patients, according to protocol, has been analyzed for the primary endpoint.

1.37.	“Phase II Clinical Trial” shall mean a clinical trial conducted in humans in which the primary objective is a preliminary determination of therapeutic efficiency and/or to find an optimal dose range in patients with the disease target being studied. Phase II shall be deemed to have commenced when the first patient in the study has been treated. Phase II shall be deemed to have completed when the last patient has completed his or her treatment being investigated by that clinical trial as described in its protocol, the database is locked, and data from all patients, according to protocol, has been analyzed for the primary endpoint.

1.38.	“Phase III Clinical Trial” shall mean a clinical trial, following a Phase II Clinical Trial, conducted in humans in which the primary objective is a determination of therapeutic efficiency in patients with the disease target being studied. Phase III shall be deemed to have commenced when the first patient in the study has been treated. Phase III shall be deemed to have completed when the last patient has completed his or her treatment being investigated by that clinical trial as described in its protocol, the database is locked, and data from all patients, according to protocol, has been analyzed for the primary endpoint.

1.39.	“Price and Reimbursement Approval” shall mean any approvals, licences, registrations or authorisations of any supranational, national, regional, state or local Regulatory Authority or other regulatory agency, department, bureau or governmental entity, necessary to determine or set the pricing of a Product, and/or its reimbursement level by the relevant health authorities, providers or other funding institutions, at supranational, national, regional, state or local level.

1.40.	“Product” shall mean any [ ** ].

1.41.	“Regulatory Approval” shall mean any approvals, licences, registrations or authorisations of any supranational, national, regional, state or local Regulatory Authority or other regulatory agency, department, bureau or governmental entity, necessary for the manufacture, marketing or sale of the Product or conduct of clinical trials in a regulatory jurisdiction, excluding Price and Reimbursement Approval.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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CONFIDENTIAL

1.42.	“Regulatory Authority” shall mean (i) the FDA or (ii) any and all governmental or supranational agencies, ministries, authorities or other bodies with similar regulatory authority with respect to approval or registration of pharmaceutical or biologic products in any other jurisdiction anywhere in the world.

1.43.	“Royalty Term” means [ ** ].

1.44.	“Selexis” shall have the meaning as given on Page 2, 1st paragraph.

1.45.	“Selexis Know-How” shall mean Selexis’ Confidential Information and Know-How relating to the construction and development of recombinant cell lines for the manufacture of biopharmaceutical products and existing as of the Effective Date or obtained thereafter during the term of this Agreement.

1.46.	“Selexis Materials” shall mean the materials provided by Selexis to COMPANY under this Agreement and all modifications and improvements thereof made by Selexis during the term hereof.

1.47.	“Selexis Patent Rights” shall mean Patent Rights that: (i) are owned or controlled by Selexis, (ii) which are necessary or useful for the use of Selexis Materials or the construction and development of Cell Lines, and (iii) are existing as of the Effective Date or obtained thereafter during the term of this Agreement. Without limiting the definition set forth in this Section 1.47 the Selexis Patent Rights as of the Effective Date are listed in Exhibit 1 hereto.

1.48.	“Selexis Technology” shall mean the Selexis Patent Rights, Selexis Know-How and Selexis Materials.

1.49.	“Tax Authority” shall mean the relevant governing tax authority as defined in Section 3.5.2.

1.50.	“Taxes” shall mean all excises, taxes and duties with the exception of VAT.

1.51.	“Term” shall mean as defined in Section 7.1

1.52.	“Territory” shall mean the entire world.

1.53.	“Third Party” shall mean a Person other than Selexis, COMPANY or an Affiliate of Selexis or COMPANY.

1.54.	“Valid Claim” shall mean any issued or granted claim of the Selexis Patent Rights that has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, that is unappealable or remains unappealed at the end of the time allowed for appeal, or that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

1.55.	“VAT” shall mean value added tax and any other similar turnover, sales or purchase, tax or duty levied by any other jurisdiction whether central, regional or local.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Selexis SA

CONFIDENTIAL

2	Licenses

2.1.	Commercial Licenses. Upon the COMPANY exercising the Commercial License Option as provided in the Services Agreement, Selexis hereby grants to COMPANY and its Affiliates a [ ** ], including the right to sublicense as per clause 2.1.1 hereafter, [ ** ].

2.1.1.	Commercial Sublicenses. COMPANY may grant sublicenses under the [ ** ], which shall have the right to sublicense [ ** ].

2.2.	Research Licenses. If COMPANY requests a license under the Selexis Technolgy for purposes of non-commercial research, [ ** ].

2.3.	Transfer of Selexis Materials. COMPANY [ ** ].

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Selexis SA

CONFIDENTIAL

3	Consideration

3.1.	Payments.

3.1.1.	[ ** ] Payment. Upon [ ** ] by COMPANY, COMPANY shall pay Selexis the sum of [ ** ].

3.1.2.	[ ** ] Milestone Payments. Subject to the provisions of Section 3.6 below, as consideration for the rights and licenses granted by Selexis to COMPANY under this Agreement, COMPANY shall make the following milestone payments to Selexis with respect to the first occurrence of such milestone events for each [ ** ]:

(a)	i. upon [ ** ]

ii.	upon [ ** ]

(b)	i. upon [ ** ]

ii.	upon [ ** ]

3.1.3.	Commercial License Royalty Payments: In addition to the milestone payments, commencing on [ ** ], COMPANY shall pay Selexis [ ** ] a royalty of [ ** ] of Net Sales of all Products sold in such country. In the case where royalties are due in respect of the sale of Product directly by COMPANY such royalties shall be paid for each Calendar Quarter within [ ** ] days of the end of that Calendar Quarter. Where royalties are due in respect of the sale of Licensed Product by a sub-licensee of COMPANY payment shall be made within [ ** ] days of the end of that Calendar Quarter. For the avoidance of doubt no royalty payments shall be [ ** ].

3.2.	Mechanism of Payment. The payments due to Selexis under this Agreement shall be made by wire transfer or electronic fund transfer (at COMPANY’s discretion) to the credit and account of Selexis as follows :

Bank Name :

Account:	**

To:	Selexis S.A.
18, chemin des Aulx
1228 Plan-les-Ouates
Geneva, Switzerland

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.3.	Payment Terms. Save as provided in Section 3.1.3, COMPANY shall make payments due to Selexis under this Agreement at the latest [ ** ] business days after receipt of invoice except where such fees are due from a COMPANY licensee, in which case COMPANY shall have [ ** ] days after receipt of invoice to make such payments. All such fees and payments are exclusive of any applicable VAT, other taxes, duties and excises (collectively, “Taxes”).

3.4.	Records. COMPANY and its Affiliates shall keep for [ ** ] years from the date of each payment of royalties (and COMPANY shall use its reasonable commercial endeavours to procure that its sub-licensees shall keep and make available to COMPANY) true accounts of Net Sales of Licensed Products and COMPANY shall deliver to Selexis at the same time as the payments due under Section 3.1.3. a written account, including quantities of Net Sales of each such Licensed Product, broken down [ ** ]. Selexis is entitled to have such accounts audited by an independent expert of its choice for a period of [ ** ] years after receiving any such report or statement, solely to verify the accuracy of the reports and payments. Such independent expert shall be bound by confidentiality terms at least as restrictive as the terms of Clause 10 of this Agreement and shall be authorized to disclose to Selexis only the results of its audit. COMPANY shall provide access to all information reasonably requested by such expert during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Selexis. The cost of any audit shall be borne [ ** ].

3.5.	Taxes.

3.5.1.	All Taxes levied on account of any payment made by COMPANY to Selexis pursuant to this Agreement ( other than taxes on income, gains or profits levied against Selexis by any competent Swiss tax authority) will be the responsibility of and shall be paid by [ ** ].

3.5.2.	Character of Payments. The Parties agree that, for purposes of determining the applicability of any Taxes, the payments to be made under this Agreement constitute payments for tangible property and licensure of intellectual property. However, in the event that the governing tax authority (“Tax Authority”) recharacterizes such payment, any additional taxes (other than taxes on income, gains or profits levied against Selexis by any competent Swiss tax authority) that may be applied (including any interest and penalties that may be unpaid) shall be the responsibility of [ ** ].

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.5.3.	Withholding by COMPANY

(a)	All payments by COMPANY hereunder shall be [ ** ].

(b)	[ ** ] is not obliged to pay any additional amounts pursuant to paragraph (a) above in respect of any deduction or withholding which would not have been required if [ ** ] had completed a declaration, claim, exemption or other form which it is able to complete. Selexis shall use its reasonable best efforts to claim any Swiss tax credits that may be used to offset all or a portion of a payment that the Company may owe under Section 3.5.3(a).

(c)	Notwithstanding any other provision in this Agreement, no indemnity under this Section 6 shall arise for [ ** ].

3.6.	Single Royalty and Milestone. Nothing shall oblige COMPANY or its sublicensees to pay or cause to be paid to Selexis more than [ ** ].

3.7.	Right of Offset. COMPANY shall be [ ** ].

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4	Intellectual Property

4.1.	Ownership. Each Party shall retain the entire right and title in and to its Inventions and Know-How which exists on the Effective Date of this Agreement or which is thereafter developed independently of the performance of this Agreement.

4.2.	Each Party represents that it has valid and sufficient arrangements and agreements with its directors, officers and employees (which term shall include agents, consultants and subcontractors) such that ownership of intellectual property rights in and to any Inventions made by its directors, officers and employees vests in the employer.

4.3.	Any Invention developed solely by [ ** ] shall during the Term pay all costs and fees and do all such acts and things as may be necessary to prepare, file, prosecute, obtain, maintain and keep on foot the [ ** ]. At the written request of [ ** ], [ ** ] will inform [ ** ] of the status of the filing, prosecution and maintenance of [ ** ].

4.4.	Any Invention developed jointly by the Parties, but which [ ** ].

4.5.	Any Invention developed jointly by the Parties, but which [ ** ].

4.6.	Any Invention developed [ ** ], which is [ ** ] and shall be handled as follows:

4.6.1.	If [ ** ] to file an application for a patent in respect of any such Invention [ ** ] then [ ** ] the filing and prosecution costs related to such applications, the maintenance costs and the costs of defending any resulting patent from attack, and the ownership and control of any [ ** ] (or other form of intellectual property protection) issuing thereon shall vest [ ** ] with [ ** ] having the right to use and sublicense the Invention provided that [ ** ].

4.6.2.	If [ ** ] is unwilling to pay for costs of obtaining, maintaining or defending [ ** ]. The [ ** ] such assistance, do such acts and execute such documents as might reasonably be required to give [ ** ] of this Section 4.6.

4.6.3.	Each Party shall [ ** ] which comes to its attention and the parties shall consult in good faith [ ** ]. In the event that the Parties agree to [ ** ] all costs associated therewith and any damages or account of profits awarded to [ ** ] shall not make any admissions, or consent to the making of any order by any court, regarding the scope, validity or enforceability of [ ** ]; and (iii) the [ ** ] informed with regards to any steps taken in response to an infringement and shall [ ** ] that are likely to have a material effect on the conduct of any legal action.

4.7.	Each of the Parties hereto will promptly notify the other of any Invention arising in connection with this Agreement provided that [ ** ].

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.8.	In the event [ ** ] possesses, acquires, creates or is licensed any improvements to the [ ** ], such improvements shall automatically be included in the [ ** ] and thereby disclosed and licensed [ ** ] to [ ** ] in accordance with this Agreement.

4.9.	Third Party Patent Rights.

4.9.1.	Selexis covenants that if Selexis becomes aware that COMPANY’s exploitation of its rights hereunder would, or would allegedly infringe any Third Party proprietary rights in one or more countries in the Territory, Selexis shall [ ** ].

4.9.2.	In the event that Selexis does not, following reasonable best efforts in the circumstances, [ ** ]. Thereafter, [ ** ] shall be entitled to obtain from [ ** ].

4.9.3.	In the event that (i) Selexis does not, following reasonable best efforts in the circumstances, [ ** ]

4.9.4.	This Section 4.9 (i) shall in no way limit the representations and warranties of Selexis under Section 5 and (ii) except as set forth in the proviso in Section 4.9.3(b), shall in no way limit or prejudice the obligation of Selexis, nor rights of COMPANY, under Section 6.

4.10.	Enforcement of Selexis Patent Rights. If during the Term, either Party becomes aware of any infringement or potential infringement of the Selexis Technology it shall promptly notify the other Party in writing and the Parties shall [ ** ]. Selexis covenants that if Selexis becomes aware of an infringement of the Selexis Patent Rights by Third Parties in the Licensed Field of Use, Selexis shall [ ** ]. In the event Selexis [ ** ].

4.11.	COMPANY Intellectual Property. Subject to Section 4.6, COMPANY shall retain all right, title and interest in (and the unrestricted right to use) any and all information, data, results, Know-How, products and the like, whether patentable or not, arising out of the conduct of the licenses granted hereunder and all intellectual property appurtenant thereto, including without limitation the Product composition or sequence and any related intellectual property. COMPANY shall have the unrestricted right to publish or otherwise disclose the results and data obtained by the practice of the Selexis Technology provided such disclosure does not include the Confidential Information of Selexis. The name of Selexis shall be given proper recognition in such publication(s) as scientifically appropriate.

4.12.	Further assurance. Each Party agrees to execute and do all things at the cost of the other Party (if not specifically agreed otherwise) as the other Party may reasonably require to give that other Party the full benefit of the provisions of this Section 4.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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5	Representations, Warranties, and Covenants

5.1.	Corporate Power. Each Party hereby represents and warrants that such Party is duly organized and validly existing under the laws of the state (or country or other jurisdiction, as the context requires) of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

5.2.	Due Authorization. Each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate actions.

5.3.	Binding Agreement. Each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy.

5.4.	No Conflicts. Each Party hereby represents and warrants that the execution, delivery and performance of this Agreement by such Party does not conflict with any terms of its organizational documents, any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it. Each Party hereby represents and warrants that no consent, approval, or authorization of, designation, declaration or filing with any governmental body or administrative or other agency is required by such Party in connection with the execution, delivery and performance of this Agreement.

5.5.	Additional Warranties by Selexis. Selexis hereby warrants, represents and covenants to COMPANY that, to the best of its knowledge:

5.5.1.	As of the Effective Date, there are no Third Party intellectual property rights that may be asserted against COMPANY claiming that the use by COMPANY of the Selexis Technology under this Agreement constitutes an infringement thereof;

5.5.2.	As of the Effective Date, there is no pending litigation which alleges that the use of Selexis Technology has infringed or misappropriated any of the intellectual property rights of any Third Party, and [ ** ];

5.5.3.	Selexis is the owner of or controls the Selexis Technology, and has the right to grant COMPANY the rights and licenses granted COMPANY under this Agreement, and will not, knowingly during the Term, grant any rights to any Third Party that would adversely affect COMPANY’s rights or licenses granted under this Agreement;

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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5.5.4.	The Selexis Technology is free and clear of any encumbrance, lien, mortgage, charge, restriction or liability of any kind whatsoever, whether equitable or legal, that would conflict with or impair the rights granted to COMPANY under this Agreement;

5.5.5.	As of the Effective Date, none of the Selexis Patent Rights are involved in any interference or opposition proceeding or other litigation, and [ ** ]

5.5.6.	As of the Effective Date, [ ** ].

5.5.7.	Any replacement Selexis Materials shall satisfy the characteristics set forth in the Selexis Report and shall be free of mycoplasma, fetal bovine serum or other pathogenic contamination.

5.6.	Additional Warranties by COMPANY. COMPANY hereby warrants, represents and covenants to Selexis that, to the best of its knowledge:

5.6.1.	COMPANY is in possession of all rights and title to the DNA sequence which is expressed by the Cell Line and there are no Third Party intellectual property rights that may be asserted against Selexis claiming that Selexis was or is directly infringing or is helping and abeiting COMPANY to infringe upon such Third Party’s rights.

5.6.2.	As of the Effective Date, there is no pending litigation which alleges that the use of the DNA sequence expressed by the Cell Line has infringed or misappropriated any of the intellectual property rights of any Third Party, and [ ** ];

5.7.	Notification. Selexis shall notify COMPANY promptly during the Term, if:

5.7.1.	Selexis Patent Rights become involved in any interference or opposition proceeding, or Selexis receives any request, demand or notice from any Third Party threatening or disclosing such a proceeding with respect to any of the Selexis Patent Rights; or

5.7.2.	Selexis receives any statement or assertion that (i) any claim in any of the Selexis Patent Rights is, or may be or become rendered, invalid or unenforceable, (ii) any Third Party is aware of any basis as to the future potential invalidity or unenforceability of any claim of any of the Selexis Patent Rights, or (iii) the Selexis Patent Rights do not list all required inventors.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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5.8.	Disclaimer of Warranties by Selexis. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELEXIS DOES NOT MAKE ANY REPRESENTATION OR WARRANTY TO COMPANY OF ANY NATURE, EXPRESS OR IMPLIED, THAT THE SELEXIS TECHNOLOGY WILL BE USEFUL FOR, OR ACHIEVE ANY PARTICULAR RESULTS AS A RESULT OF ANY USE BY COMPANY OF THE SELEXIS TECHNOLOGY PURSUANT TO ANY LICENSE GRANTED TO COMPANY UNDER THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELEXIS SPECIFICALLY DISCLAIMS ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

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6	Indemnification

6.1.	Indemnification by Selexis. During the Term and thereafter, Selexis hereby agrees to save, defend and hold COMPANY, its Affiliates, and their respective officers, directors, employees, consultants and agents harmless from and against any and all liability, damage, loss or expense (collectively, “Losses”) claimed by a Third Party resulting from (i) any material breach of Selexis’ representations, warranties, and covenants set forth in this Agreement or (ii) the practice of licensed rights by COMPANY in accordance with this Agreement, except to the extent that such Losses result from the gross negligence or intentional misconduct of COMPANY, its Affiliates, and their respective officers, directors, employees, consultants and agents, provided however, that, except as regards any breach of the confidentiality obligations described in Section 8, in no event shall Selexis be responsible for any Losses in excess of an aggregate amount of [ ** ] the amount paid by COMPANY to Selexis under this Agreement. In the event COMPANY seeks indemnification under this Section 6.1, COMPANY shall (a) inform Selexis of a claim as soon as reasonably practicable after it receives notice of the claim, (b) provided that Selexis is not contesting the indemnity obligation, shall permit Selexis to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) , provided further that Selexis shall act reasonably and in good faith with respect to all matters relating to the settlement or disposition of any claim as the settlement or disposition relates to parties being indemnified under this Article 6, and (c) shall cooperate as requested (at Selexis’ expense) in the defense of the claim but provided always that Selexis may not settle any such claim or otherwise consent to an adverse judgment or order in any relevant action or other proceeding or make any admission as to liability or fault without the express written permission of COMPANY.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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6.2.	Indemnification by COMPANY. During the Term and thereafter, COMPANY hereby agrees to save, defend and hold Selexis and its officers, directors, employees, consultants and agents harmless from and against any and all Losses claimed by a Third Party resulting from personal injury or damage to property caused by any Licensed Products (including breach of the warranty pursuant to clause 5.6), except to the extent that COMPANY is indemnified by Selexis in respect of those Losses pursuant to Section 6.1 or that such Losses result from the gross negligence or intentional misconduct of Selexis, provided however, that, except as regards any breach of the confidentiality obligations described in Section 8, in no event shall COMPANY be responsible for any Losses in excess of an aggregate amount of [ ** ] the amount paid by COMPANY to Selexis under this Agreement, provided further, that nothing contained in the Agreement shall limit or exclude COMPANY’s liability for death or personal injury or loss of property. In the event Selexis seeks indemnification under this Section 6.2, Selexis shall inform COMPANY of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit COMPANY to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at COMPANY’s expense) in the defense of the claim.

6.3.	Insurance. COMPANY shall obtain and maintain during the Term and for [ ** ] years thereafter product liability insurance in respect of any Products [ ** ]. Such liability insurance shall insure against [ ** ]. COMPANY shall provide Selexis with written proof of the existence of such insurance upon request.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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7	Term and Termination

7.1.	Term. This Agreement shall enter into effect on the Effective Date. Unless earlier terminated pursuant to Sections 7.2, 7.3 or 7.4 of this Agreement shall remain in full force and effect until expiration of the last-to-expire of the Selexis Patent Rights (such period, the “Term”). Upon expiration of the Term, the Commercial Licences granted to COMPANY under this Agreement shall become perpetual, irrevocable, fully paid up and royalty free in respect of all Product, and this provision shall survive expiration and termination of this Agreement.

7.2.	Termination for Default. In addition to any other remedies which may be available at law or equity, in the event of any material breach of this Agreement by a Party (“Default”), the Party not in default (“Non-Defaulting Party”) shall have the right to give the other Party (“Defaulting Party”) written notice thereof (“Notice of Default”), which notice must state the nature of the Default in reasonable detail and request that the Defaulting Party cure such Default within [ ** ] days. If such Default is not cured within the period set forth herein after receipt of a Notice of Default by the Defaulting Party or if such Default is not capable of being cured, then the Non-Defaulting Party, at its option, may terminate this Agreement by written notice effective upon receipt.

7.3.	Termination for Bankruptcy. In the event that one or other Party files for protection under bankruptcy laws, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within [ ** ] days of the filing thereof or makes any arrangement with its creditors or has a receiver or administrator appointed to the whole or any part of its assets or if an order shall be made or a resolution passed for its winding up unless such order or resolution is part of a scheme for its amalgamation or reconstruction (“Insolvent Party”), the other Party shall have the right to serve immediate notice of termination of this Agreement, effective upon receipt.

7.4.	Termination by COMPANY. COMPANY may terminate this Agreement at any time and for any or no reason by giving [ ** ] days written notice to Selexis.

7.5.	Effects of Expiration or Termination.

7.5.1.	Termination of Licenses. In the event of a termination of this Agreement by COMPANY pursuant to Section 7.2, 7.3, or 7.4 or by Selexis pursuant to Sections 7.2 or 7.3, the rights and licenses granted under this Agreement shall terminate other than those licenses which have become perpetual as described in Section 3.1.3.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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7.5.2.	Selexis Confidential Information. Upon termination of this Agreement under Section 7.2 or 7.3 wherein COMPANY is the Insolvent Party, or Section 7.4, COMPANY shall dispose of all tangible embodiments, including Selexis Materials, and render inaccessible or useless all electronic embodiments, of Selexis Confidential Information provided to COMPANY by Selexis hereunder, except that COMPANY may retain one (1) copy thereof for legal archival purposes.

7.5.3.	COMPANY Confidential Information. Upon any expiration or termination of this Agreement, Selexis shall dispose of all tangible embodiments, and render inaccessible or useless all electronic embodiments, of COMPANY Confidential Information provided to Selexis by COMPANY hereunder, except that Selexis may retain one (1) copy thereof for legal archival purposes.

7.5.4.	Accrued Obligations. Expiration or termination of this Agreement shall not relieve the Parties of any obligation or liability accruing prior to such expiration or termination and all ancillary provisions necessary for the implementation of this Section 7.5.5 shall survive termination.

7.5.5.	Survival. Sections 4, 6, 7.5, 8, 9, the final sentence of Section 7.1 and the final sentence of Section 3.1.3 shall survive termination or expiration of this Agreement.

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8	Confidentiality

8.1.	Nondisclosure. During the Term, and for a period of [ ** ] years thereafter, each Party will maintain all Confidential Information of the other Party as confidential and will not disclose any Confidential Information to any Third Party except to its Affiliates, sublicensees, employees, agents, consultants and other representatives, who have a need to know such Confidential Information and who are bound by obligations of confidentiality at least as restrictive as set forth herein. Each Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its Affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information.

8.2.	Exceptions. Confidential Information shall not include any information that the receiving Party can prove by competent evidence is:

8.2.1.	now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

8.2.2.	known by the receiving Party at the time of receiving such information, as evidenced by its records;

8.2.3.	hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

8.2.4.	independently developed by the receiving Party without the aid, application or use of Confidential Information; or

8.2.5.	the subject of a written permission to disclose provided by the providing Party.

8.3.	Authorized Disclosures. Each Party shall be permitted to disclose Confidential Information of the other Party:

8.3.1.	to the extent that, such Confidential Information is required to be disclosed to comply with applicable laws or regulations (such as disclosure to the United States Securities and Exchange Commission or to comply with the request or order of any applicable Regulatory Authority, whether or not having the force of law) or with a court or administrative order; provided however, that such Party shall [ ** ]; or

8.3.2.	to establish rights or enforce obligations under this Agreement, but only to the extent such disclosure is necessary and provided that such Party seeks confidential treatment of the Confidential Information to be disclosed.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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8.4.	The provisions of this Article 8 are necessary for the protection of the business and goodwill of the Parties and are considered by the Parties to be reasonable for such purpose. Each Party agrees that any breach of this Agreement by it or its Affiliate may cause the other Party substantial and irreparable harm and, therefore, in the event of any such breach, in addition to other remedies that may be available to the disclosing Party, the disclosing Party shall have the right to seek specific performance and other injunctive and equitable relief.

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9	Miscellaneous

9.1.	Assignment. [ ** ]. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 9.1 shall be null and void.

9.2.	Compliance with Governmental Obligations. Each Party shall comply, upon reasonable notice from the other Party, with all governmental requests directed to either Party and provide all information and assistance necessary to comply with the governmental requests.

9.3.	Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement, and may be executed through the use of facsimiles.

9.4.	Dispute Resolution. The Parties agree that in the event of a dispute between them arising from, concerning or in any way relating to this Agreement, the Parties shall undertake good faith efforts to resolve any such dispute in good faith with the matter being referred at the request of either Party to the general counsel for each Party and, if remaining unresolved after [ ** ] days, then to the chief executive officers of each Party (or their designees). If after [ ** ] days of the matter first being referred to the general counsel the Parties are unable to resolve such dispute, either Party may seek any remedy available pursuant to Section 9.8 of this agreement.

9.5.	Entire Agreement. This Agreement (including the Exhibits attached hereto, which are incorporated herein by reference) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof; constitutes and contains the complete, final, and exclusive understanding and agreement of the Parties with respect to the subject matter hereof; and cancels, supersedes and terminates all prior agreements and understanding between the Parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations conditions or understandings, whether oral or written, between the Parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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9.6.	Force Majeure. Neither Party shall be liable to the other for loss or damages for any default or delay attributable to any Force Majeure, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled, provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause; and provided further that if any Force Majeure delays or prevents the performance of the obligations of either party for a continuous period in excess of [ ** ] months, the party not so affected shall then be entitled to give notice to the affected party to terminate this Agreement, specifying the date (which shall not be less than [ ** ] days after the date on which the notice is given) on which termination will take effect. Such a termination notice shall be irrevocable, except with the consent of both parties, and upon termination the provisions of Section 9.5 shall apply.

9.7.	Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement. Selexis agrees to provide reasonable and timely cooperation, information and assistance in connection with the process of obtaining Regulatory Approvals for Products, and regulatory affairs related thereto.

9.8.	Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the substantive laws of New York (without regard to the conflict of laws provision thereof). In the event a dispute occurs which cannot be settled amicably, both Parties agree to submit such dispute to arbitration. The arbitration shall be conducted in accordance with the rules of the Rules of the International Chamber of Commerce, (which Rules are deemed to be incorporated by reference into this Section), and which shall administer the arbitration and act as the appointing authority. Such arbitration shall be conducted in the English language. The number of arbitrators shall be three. The seat of arbitration shall be London, England. The Parties hereby irrevocably agree that a final judgment in any arbitration relating to this Agreement shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

9.9.	Independent Contractors. The relationship between Selexis and COMPANY created by this Agreement is one of independent contractors and neither Party shall have the power or authority to bind or obligate the other Party except as expressly set forth in this Agreement.

9.10.	Interpretation of Agreement. Article and other descriptive headings used in this Agreement are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement. Whenever the context so requires, the use of the singular shall be deemed to include the plural and vice versa.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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9.11.	License Obligations.

9.11.1.	Nothing in this Agreement imposes any obligation upon a Party to enter into any other license or agreement with the other Party.

9.11.2.	The Parties agree that (i) either Party shall be entitled, to the full extent permitted by applicable bankruptcy law, to elect to retain of its rights as a licensor or licensee respectively, in the event that the other Party files for bankruptcy in any jurisdiction or has any petition for bankruptcy filed against it, and (ii) either Party may, to the fullest degree permitted by applicable bankruptcy law, exercise all of its rights and elections under the relevant bankruptcy law, including but not limited to retention of its rights as a licensor or licensee respectively, regardless of whether either Party files for bankruptcy in the United States or any other jurisdiction or has any petition for bankruptcy filed against it.

9.12.	Non-Disclosure. Except as otherwise required by law or regulation, and only after compliance with this Section 9.12, neither Party shall issue a press release or make any other disclosure of the existence of or the terms of this Agreement, or otherwise use the name or trademarks or products of the other Party or the names of any employee thereof, without the prior approval of such press release or disclosure by the other Party. However if, in the reasonable opinion of such Party’s counsel, a public disclosure shall be required by law, regulation, or court order, including without limitation in a filing with the United States or Europe Securities and Exchange Commission or the United States Food and Drug Administration, the European Medicines Agency or other Regulatory Authority, the disclosing Party shall [ ** ]. No disclosure permitted by this Section 9.12 shall [ ** ].

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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9.13.	Notices. All notices and other communications required by this Agreement shall be in writing in the English language and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof):

If to COMPANY, addressed to :

Andrew Bristol, PhD.
Vice-President, R&D
Neogenix Oncology, Inc.
9700 Great Seneca Highway
Rockville, MD 20850
240-314-0596, tel.
240-453-6208, fax
abristol@neogenix.us

With a copy to

Peter Gordan
Chief Financial Officer
Neogenix Oncology, Inc.
445 Northern Blvd. Suite 24
Great Neck, NY 11021
516-482-3848, fax

If to Selexis, addressed to :

Selexis S.A.
18 Chemin des Aulx
1228 Plan-les-Ouates
Geneva, Switzerland

Attention:	Accountant, Emmanuel Châtelain
With a copy to :	CEO, Igor Fisch, Ph.D.
Facsimile :	+41 22 308-9361

or to such addresses or addresses as the Parties hereto may designate for such purposes during the Term. Notices shall be deemed to have been sufficiently given or made: (i) if by facsimile with confirmed transmission, when performed, and (ii) if by air courier upon receipt by the Party.

9.14.	Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of COMPANY and Selexis (and their permitted successors and assigns) and nothing in this Agreement (express or implied) is intended to or shall confer upon any Third Party any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

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9.15.	Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

9.16.	Use of Name. No right, express or implied, is granted to either Party by this Agreement to use in any manner any trademark or trade name of the other Party including the names “COMPANY” and “Selexis” without the prior written consent of the owning Party.

9.17.	Waiver. The failure on the part of a Party to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times hereafter.

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In Witness Whereof, the Parties, having read the terms of this Agreement and intending to be legally bound hereby, do hereby execute this Agreement.

Selexis SA	COMPANY

By:	By:

Signature:	Signature:

Place, Date:	Place, Date:

Name: Igor Fisch	Name: Andrew Bristol

Title: Chief Executive Officer	Title: Vice-President, Research & Development

By:	By:

Signature:	Signature:

Place, Date:	Place, Date:

Name:	Name: Peter Gordon

Title: Duly authorized	Title: Chief Financial Officer

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EXHIBIT 1

SELEXIS PATENT RIGHTS

Patent 1.

[ ** ]

Patent 2.

[ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT 2

LICENSED PRODUCTS

Place holder for [ ** ] of licensed product(s) at time of signature

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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